Exhibit 32.1

Certification Of Chief Executive Officer And
Chief Financial Officer
Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002 (18 U.S.C. 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of OCZ Technology Group, Inc., a Delaware corporation (the “Company”), does hereby certify that, to the best of their knowledge:

The Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2011 (the “Form 10-Q”) of OCZ fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of OCZ.

Date: July 15, 2011
/s/ Ryan M. Petersen
Ryan M. Petersen
Chief Executive Officer

Date: July 15, 2011
/s/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr.
Chief Financial Officer